                                                                    Exhibit 3.21


                               STATE OF DELAWARE

                                  [STATE SEAL]

                          OFFICE OF SECRETARY OF STATE


        I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF ARDEE INVESTMENT CO., INC. FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF AUGUST, A.D. 1988 AT 9 0'CLOCK A.M.


                                  |||||||||||




[STATE SEAL]
DEPARTMENT OF STATE
OFFICE OF THE SECRETARY OF STATE        /s/ Michael Harkins
1835   1793   1970                      ---------------------------------------
DELAWARE                                    Michael Harkins, Secretary of State

882440099
                                        AUTHENTICATION:  |844918

                                                  DATE:  08/31/1988

                         CERTIFICATE OF INCORPORATION

                                      OF

                          ARDEE INVESTMENT CO., INC.


        THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

                                  ARTICLE I
                                  ---------

        The name of the Corporation is Ardee Investment Co., Inc.

                                  ARTICLE II
                                  ----------

        The registered office of the Corporation in the State of Delaware is located at 229 South State Street, in the City of Dover, County of Kent. The name of the Corporation's registered agent in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

                                 ARTICLE III
                                 -----------

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV
                                  ----------


        The total number of shares of stock which the Corporation shall have authority to issue is three thousand (3,000) shares of Common Stock, with a par value of $.01 per share.

                                  ARTICLE V
                                  ---------

        Election of directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

                                  ARTICLE VI
                                  ----------

        In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, the By-Laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal By-Laws made by the Directors.

                                 ARTICLE VII
                                 -----------

        The incorporator of the Corporation is Frank T. Guadagnino, whose mailing address is Box 2009, Pittsburgh, Pennsylvania 15230.


                                 ARTICLE VIII
                                 ------------

                       Personal Liability of Directors
                       -------------------------------

        1. To the fullest extent that the laws of the State of Delaware, as the same exist or may hereafter be amended, permit elimination of the personal liability of directors, no director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

        2. The provisions of this Article VIII shall be deemed to be a contract with each director of this Corporation who serves as such at any time while this Article VIII is in effect, and each such director shall be deemed to be serving as such in reliance on the provisions of this Article VIII. Any amendment or repeal of this Article VIII or adoption of any By-Law of this Corporation or other provision of the Certificate of Incorporation of this Corporation which has the effect of increasing director liability shall operate prospectively only and shall not affect any action taken, or any failure to act, by a director of this Corporation prior to such amendment, repeal, By-Law or other provision becoming effective.

                                   ARTICLE IX
                                   ----------

                    Indemnification of, and Advancement of
                 Expenses to, Directors, Officers and Others.
                 --------------------------------------------

        1. RIGHT TO INDEMNIFICATION. Except as prohibited by law, every director and officer of the Corporation shall be entitled as of right to be indemnified by the Corporation against all expenses and liability (as those terms are defined below in this Paragraph 1) incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or other, or whether brought by or against such person or by or in the right of the Corporation or otherwise, in which such person may be involved, as a party or otherwise, by reason of such person being or having been a director or officer of the Corporation or a subsidiary of the Corporation or by reason of the fact that such person is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as "Action"); provided, however, that no such right to indemnification shall exist with respect to an Action brought by an indemnitee (as defined below) against the Corporation (an "Indemnitee Action") except as provided in the last sentence of this Paragraph
1. Persons who are not directors or officers of the corporation may be similarly indemnified in respect of service to the Corporation or a subsidiary of the Corporation or to another such entity at the request of the Corporation to the extent the Board of Directors of the Corporation at any time designates any of such persons as entitled to the benefits of this Article IX. As used in this
Article IX, "indemnitee" includes each director and officer of the Corporation and each other person designated by the Board of Directors of the Corporation as entitled to the benefits of this Article IX; "expenses" means all expenses actually and reasonably incurred, including fees and expenses of counsel selected by an indemnitee; and "liability" means all liability incurred, including the amounts of any judgments, excise taxes, fines or penalties and any amounts paid in settlement. An indemnitee shall be entitled to be indemnified pursuant to this Article against expenses incurred in connection with an Indemnitee Action if (i) the Indemnitee Action is instituted under paragraph 3 of this Article IX and the indemnitee is successful in whole or in part in such Indemnitee Action, (ii) the indemnitee is successful in whole or in part in another Indemnitee Action for which expenses are claimed or (iii) the indemnification for expenses is included in a settlement of, or is awarded by a court in, such other Indemnitee Action.

        2. RIGHT TO ADVANCEMENT OF EXPENSES. Every indemnitee shall be entitled as of right to have the expenses of the indemnitee in defending any Action or in bringing and pursuing any Indemnitee Action under Paragraph 3 of this Article IX paid in advance by the Corporation prior to final disposition of the Action or Indemnitee Action, provided that the Corporation receives a written undertaking by or on behalf of the indemnitee to repay the amount advanced if it should ultimately be determined that the indemnitee is not entitled to be indemnified for the expenses.

        3. RIGHT OF INDEMNITEE TO BRING ACTION. If a written claim for indemnification under Paragraph 1 of this Article IX or for advancement of expenses under Paragraph 2 of this Article IX is not paid in full by the Corporation within 30 days after the claim has been received by the Corporation, the indemnitee may at any time thereafter bring an Indemnitee Action to recover the unpaid amount of the claim and, if successful in whole or in part, the indemnitee shall also be entitled to be paid the expense of bringing and pursuing such Indemnitee Action. The only defense to an Indemnitee Action to recover on a claim for indemnification under Paragraph 1 of this Article IX shall be that the conduct of the indemnitee was such that under Delaware law the Corporation is prohibited from indemnifying the indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel and stockholders) to have made a determination prior to the commencement of such Indemnitee Action that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the conduct of the indemnitee was such that indemnification is prohibited by Delaware law, shall be a defense to such Indemnitee Action or create a presumption that the conduct of the indemnitee was such that indemnification is prohibited by Delaware law. The only defense to an Indemnitee Action to recover on a claim for advancement of expenses under Paragraph 2 of this Article IX shall be failure by the indemnitee to provide the undertaking required by Paragraph 2 of this Article IX.

        4. FUNDING AND INSURANCE. The Corporation may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of all sums required to be paid by the Corporation to effect indemnification as provided in this Article IX. The Corporation may purchase and maintain insurance to protect itself and any indemnitee against any expenses or liability incurred by the indemnitee in connection with any Action, whether or not the Corporation would have the power to indemnify the indemnitee against the expenses or liability by law or under the provisions of this Article IX.

        5. NON-EXCLUSIVITY; NATURE AND EXTENT OF RIGHTS. The rights to indemnification and advancement of expenses provided for in this Article IX shall (i) not be deemed exclusive of any other rights, whether now existing or hereafter created to which any indemnitee may be entitled under any agreement, provision in the Certificate of Incorporation or By-Laws of the Corporation, vote of stockholders or disinterested directors or otherwise, (ii) be deemed to create contractual rights in favor of each indemnitee who serves at any time while this Article IX is in effect (and each such indemnitee shall be deemed to be serving in reliance on the provisions of this Article IX),
(iii) continue as to each indemnitee who has ceased to have the status pursuant to which the indemnitee was entitled or was designated as entitled to indemnification under this Article IX and insure to the benefit of the heirs and legal representatives of each indemnitee and (iv) be applicable to Actions commenced after this Article IX becomes effective, whether arising from acts or omissions occurring before or after this Article IX becomes effective. Any amendment or repeal of this Article IX or adoption of any By-Law of this Corporation or other provision of the Certificate of Incorporation of this Corporation which has the effect of limiting in any way the rights to indemnification or advancement of expenses provided for in this Article IX shall operate prospectively only and shall not affect any action taken, or any failure to act, by an indemnitee prior to such amendment, repeal, By-Law or other provision effective.

        6. PARTIAL INDEMNITY. If an indemnitee is entitled under any provision of this Article IX to indemnification by the Corporation for some or a portion of the expenses or liability incurred by the indemnitee in the preparation investigation, defense, appeal or settlement of any Action or Indemnitee
Action but not, however, for the total amount thereof, the Corporation shall indemnify the indemnitee for the portion of such expenses or liability to which the indemnitee is entitled.

        IN WITNESS WHEREOF, I have hereunto set my hand and seal this 30th day of August, 1988.


                                        /s/ Frank T. Guadagnino
                                        ---------------------------------------
                                        Frank T. Guadagnino, Incorporator